As filed with the Securities and Exchange Commission on May 2, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Trevi Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-0834299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

195 Church Street, 14th Floor

New Haven, CT 06510

(Address of principal executive offices)

2019 Stock Incentive Plan

2019 Employee Stock Purchase Plan

(Full title of the plan)

Jennifer Good

President and Chief Executive Officer

Trevi Therapeutics, Inc.

195 Church Street, 14th Floor

New Haven, Connecticut 06510

(Name and address of agent for service)

(203) 304-2499

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2019 Stock Incentive Plan and the 2019 Employee Stock Purchase Plan of Trevi Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference (i) the contents of the Registration Statement on Form S-8, File No. 333-231260, relating to the 2012 Stock Incentive Plan, as amended, of the Registrant, the 2019 Stock Incentive Plan of the Registrant (the “2019 Plan”), and the 2019 Employee Stock Purchase Plan of the Registrant (the “2019 ESPP”), filed by the Registrant with the Securities and Exchange Commission on May 7, 2019, (ii) the contents of the Registration Statement on Form S-8, File No. 333-237193, relating to the 2019 Plan and the 2019 ESPP, filed by the Registrant with the Securities and Exchange Commission on March 16, 2020, and (iii) the contents of the Registration Statement on Form S-8, File No. 333-257729, relating to the 2019 Plan and the 2019 ESPP, filed by the Registrant with the Securities and Exchange Commission on July 7, 2021.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant
4.2(1)	Amended and Restated Bylaws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independently registered public accounting firm
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(2)	2019 Stock Incentive Plan
99.2(2)	2019 Employee Stock Purchase Plan
107	Filing Fee Table

____________

(1)	Previously filed with the Securities and Exchange Commission on May 9, 2019 as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-38886) and incorporated herein by reference.
(2)

Previously filed with the Securities and Exchange Commission on April 5, 2019 as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-230745) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on this 2nd day of May, 2022.

Trevi Therapeutics, Inc.

By:	/s/ Lisa Delfini
Name: Lisa Delfini
Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Trevi Therapeutics, Inc., hereby severally constitute and appoint Jennifer Good and Lisa Delfini, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Trevi Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer Good	President and Chief Executive Officer, Director (Principal Executive Officer)	May 2, 2022
Jennifer Good

/s/ Lisa Delfini	Chief Financial Officer (Principal Financial Officer)	May 2, 2022
Lisa Delfini

/s/ Christopher Galletta	Controller (Principal Accounting Officer)	May 2, 2022
Christopher Galletta

/s/ David Meeker, M.D.	Chairman of the Board	May 2, 2022
David Meeker, M.D.

/s/ James V. Cassella, Ph.D.	Director	May 2, 2022
James V. Cassella, Ph.D.

/s/ Dominick Colangelo	Director	May 2, 2022
Dominick Colangelo

/s/ Michael Heffernan	Director	May 2, 2022
Michael Heffernan

/s/ Edward Mathers	Director	May 2, 2022
Edward Mathers

/s/ Anne VanLent	Director	May 2, 2022
Anne VanLent